SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2003

AboveNet, Inc. (formerly Metromedia Fiber Network, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23269	11-3168327
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Hamilton Avenue White Plains, New York	10601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 421-6700

Metromedia Fiber Network, Inc.
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

The Company announced today that it intends to distribute its common stock and warrants to be issued to holders of claims in accordance with its Second Amended Plan of Reorganization of Metromedia Fiber Network, Inc., et al. dated as of July 1, 2003, as amended (the “Plan”) and confirmed by order (the “Confirmation Order”) entered and dated August 21, 2003 by the Honorable Adlai S. Hardin, Jr., United States Bankruptcy Judge, United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) following the resolution of certain claims objections currently pending before the Bankruptcy Court.  The Company believes that the Initial Distribution Date, as such term is described in the Plan, will be in early November with delivery of the securities to be consummated shortly thereafter.

The Company further announced that as a result of certain settlements with holders of claims the Company believes the estimated claim amount for certain classes which are to receive Common Stock in accordance with the Plan has changed from the estimated claims set forth in the Disclosure Statement and Summary of Plan Distributions for Holders of Claims and Equity Interests with respect to the Plan dated July 1, 2003 (the “Disclosure Statement”).  The net effect of these changes is to reduce the aggregate amount of Class 7 claims and increase the aggregate amount of Class 6 claims.  A table which compares the estimated claims as set forth in the Disclosure Statement and the revised estimated claims by Class is set forth below.

Class	Disclosure Statement Estimated Claim	Revised Estimated Claim
Class 6	$2.71 billion	Approximately $2.75 billion
Class 7	$730 million	Approximately $500 million

Holders of claims may determine their approximate allocation of common stock of the Company by using the following formula:

(Class Shares) X (such holder’s Allowed Claim (as defined in the Plan)/the aggregate estimated claim for the appropriate class) = Such Holder’s Estimated Common Stock.

Class Shares represents the aggregate number of shares of common stock to be delivered to each Class of claims.  The Class Shares is 1,685,433 for Class 6 and 2,749,918 for Class 7.

To account for the subordination provisions in the Plan as they relate to the Class 6(a) and 6(c) claims, all distributions to be made to the holders of Class 6(c) Claims shall instead be re-allocated and issued pro rata to holders of Class 6(a) Claims.  To account for this reallocation, holders of Class 6(a) claims should multiply the estimated number of shares received in accordance with the formula set forth above by 1.618.  The resulting product will approximate the number of shares of Common Stock a holder of Class 6(a) may expect given the claim estimations set forth above and taking into account the reallocation.

Such Holder’s Estimated Common Stock represents any claim holder’s projected common Stock ownership given the claim estimations set forth above.   However, given that certain disputed claims will remain unresolved as of the Initial Distribution Date and the Plan provides that the share distributions on the Initial Distribution Date to Class 6 and Class 7 shall be at 90% of the projected share distribution, the initial distribution of shares to each holder of Class 6 and 7 claims will be lower than the amount calculated above. The Plan provides for additional issuances of Common Stock to holders of Class 6 and Class 7 claims.

In accordance with the Plan and Confirmation Order, 944,773 shares of Common Stock were delivered to the holder of the Class 1(b) Claim, a trust for the benefit of John W. Kluge on September 8, 2003, the date of the Company’s emergence from Chapter 11 protection.

In accordance with the Plan and Confirmation Order, holders of Class 2 Claims are to receive 3,369,876 shares of Common Stock on the Initial Distribution Date or shortly thereafter.

In the aggregate, 8,750,000 shares of common stock will be distributed to creditors of the Company in accordance with the Plan.  In addition, the Company is issuing certain warrants, stock options, stock units and rights approved in accordance with the Plan and Confirmation Order.

These estimated claim numbers and the determination of any holder's ultimate ownership in accordance with the formula set forth above, while presented with numerical specificity, are based upon a number of estimates and assumptions which, though considered reasonable when taken as a whole by the Company, are inherently subject to significant uncertainties many of which are beyond the control of the Company, including the outcome of court proceedings, the equitable subordination proceedings against Citigroup, Inc., and the investigation by the U.S. Securities Exchange Commission (the “SEC”) previously disclosed by the Company.  After the resolution of all the claims, the resulting claim amounts may vary significantly from the estimates set forth above.  Any such variation would effect the number of shares to be distributed to any individual holder of claims.  The estimates were not prepared with a view toward compliance with guidelines of the SEC or the Bankruptcy Court.  The Company does not intend to update or revise the estimates.

As previously announced, the Company is reexamining its reported operating results for each of the quarterly periods included in the fiscal year ended December 31, 2001 with the assistance of KPMG LLP, who was appointed as the Company’s auditors effective December 2001. In addition, the SEC initiated an investigation of the Company in early 2002 after the Company announced it would reexamine its reported operating results for the first three quarters of 2001. The investigation is continuing as of the date hereof. The Company cannot predict how or when the investigation will be resolved.

The Company does not have audited financial statements for the years 2001 and 2002 or reviewed quarterly information for 2002 or 2003. The Company’s auditors are currently auditing and reviewing such financial statements. At this time, the Company cannot predict when such audits or reviews will be complete, but believes the Company will be required to restate previously issued financial reports for 2000 and prior years. Any such restatement may be significant.  Further, because the Company’s auditors have indicated they are unable to review the quarterly financial statements for 2001 in accordance with applicable professional standards, the Company is not planning to reissue such quarterly information. Instead, the Company plans to incorporate all appropriate 2001 adjustments into the 2001 year end financial results.  The Company is not current with its quarterly or annual financial filings with the SEC as a result of having suspended such filings prior to the date on which the Company and its subsidiaries filed their voluntary Chapter 11 petitions. While the Company hopes to resume filing such reports, and has devoted, and will continue to devote, significant resources to expedite the work necessary to make these filings, the Company cannot make any assurances as to when it will be in a position do so.

The Company does not believe adequate current public information exists regarding its business and financial condition to support a market in its securities. Persons who propose to invest in the Company’s securities do so at their own risk.

The information contained in this Current Report on Form 8-K is a statement of the Company’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions regarding future developments. The Company may change its intention, belief or expectation at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. The cautionary statements contained in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on their behalf may issue.

By including any information in this Current Report on Form 8-K, the Company does not necessarily acknowledge disclosure of such information is required by applicable law or is material.

This Current Report on Form 8-K is not intended to be a full description of the Plan and is qualified in its entirety by the Plan and the Confirmation Order filed as Exhibits to the Company's Current Report on Form 8-K dated September 4, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 3, 2003
ABOVENET, INC.

(Registrant)

	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President
and General Counsel